Exhibit 99.2

Service Corporation International Announces Early Results of Tender Offer and Consent Solicitation

HOUSTON, Texas, May 21, 2019 — Service Corporation International (NYSE: SCI) (the “Company”), announces today the early results for its previously announced tender offer and consent solicitation. As of 5:00 p.m., New York City time, on May 20, 2019 (the “Consent Date”), the Company had received tenders for approximately $326 million in aggregate principal amount of its outstanding 5.375% Senior Notes due 2022 (CUSIP No. 817565 BZ6 / ISIN US817565BZ69) (the “Notes”) (representing approximately 77% of the Notes outstanding at the commencement of the tender offer and consent solicitation). The Company has exercised its early settlement option to accept for payment all Notes tendered on or prior to the Consent Date, which settlement will occur today concurrently with the closing of the Company’s previously announced capital markets transaction.

Holders of the accepted Notes who tendered their Notes prior to the Consent Date will receive the total consideration set forth in the table below, which includes the consent payment of $30.00 per $1,000 principal amount. In addition, holders of the accepted Notes will receive accrued and unpaid interest in respect of their purchased Notes from the last interest payment date to, but not including, the payment date for such Notes.

	Outstanding			Per $1,000 Principal Amount
CUSIP No.	Principal Amount	Title of Security	Consent Date	Tender Offer Consideration	Consent Payment	Total Consideration
817565 BZ6	$425,000,000	5.375% Senior Notes due 2022	5:00 p.m., New York City time, May 20, 2019	$973.75	$30.00	$1,003.75

As part of the tender offer, the Company solicited consents from the holders of the Notes for authorization to eliminate certain of the restrictive covenants contained in the indenture governing the Notes (the “Proposed Amendments”). Adoption of the Proposed Amendments to the indenture required consents from holders of at least a majority in aggregate principal amount outstanding of the Notes. The Company announces today that the requisite consents were received from holders of the Notes in the consent solicitation to execute the supplemental indenture to implement the Proposed Amendments pursuant to the Offer to Purchase and Consent Solicitation Statement, dated May 7, 2019 (as amended or supplemented from time to time, the “Statement”), and the related Consent and Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Statement, the “Offer Documents”), and the Company has entered into a supplemental indenture, dated May 21, 2019, to the indenture governing the Notes to implement the Proposed Amendments.

The tender offer will expire at 11:59 pm, New York City time, on June 4, 2019, unless the tender offer is extended or earlier terminated (the “Expiration Time”). Under the terms of the tender offer, holders of Notes who validly tender their Notes after the Consent Date, but on or before the Expiration Time, will receive only the tender offer consideration set forth in the table below, which does not include the consent payment of $30.00 per $1,000 aggregate principal amount of Notes tendered that was payable to holders who tendered on or prior to the Consent Date:

	Outstanding			Per $1,000 Principal Amount
CUSIP No.	Principal Amount	Title of Security	Expiration Time	Tender Offer Consideration
817565 BZ6	$425,000,000	5.375% Senior Notes due 2022	11:59 p.m., New York City time, June 4, 2019	$973.75

In addition, holders whose Notes are purchased after the Consent Date, but on or before the Expiration Time, will receive accrued and unpaid interest in respect of their purchased Notes from the last interest payment date to, but not including, the payment date for such Notes. As the withdrawal time of 5:00 p.m., New York City time, on May 20, 2019 has passed, previously tendered Notes or Notes tendered after such withdrawal time cannot be withdrawn and consents may no longer be revoked, other than in the limited circumstances set forth in the Statement.

The depository and information agent for the tender offer and the consent solicitation is D.F. King & Co., Inc. The sole dealer manager for the tender offer and solicitation agent for the consent solicitation is Wells Fargo Securities, LLC (866) 309-6316 (toll-free) and (704) 410-4759 (collect).

The Offer Documents have been distributed to holders of the Notes. Holders with questions or who would like additional copies of the Offer Documents may call the depository and information agent, D.F. King & Co., Inc., at (212) 269-5550 (collect, for banks and brokers), (888) 541-9895 (toll-free, for all others) or by e-mail at sci@dfking.com.

This news release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell the Notes. The tender offer and the consent solicitation are being made only pursuant to the Offer Documents that the Company has distributed to noteholders. Noteholders and investors should read carefully the Offer Documents because they contain important information, including the various terms of and conditions to the tender offer and the consent solicitation. None of the Company, the dealer manager and the solicitation agent, the depository and information agent or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the tender offer or deliver their consents in the consent solicitation. This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities that may be sold pursuant to the previously announced capital markets transaction.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” or “predict,” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

•	Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.

•	We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.

•	Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.

•	Our credit agreements contain covenants that may prevent us from engaging in certain transactions.

•	If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.

•	The funeral and cemetery industry is competitive.

•	Increasing death benefits related to preneed contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed service.

•	The financial condition of third-party insurance companies that fund our preneed contracts may impact our future revenue.

•	Unfavorable results of litigation could have a material adverse impact on our financial statements.

•	Unfavorable publicity could affect our reputation and business.

•	If the number of deaths in our markets declines, our cash flows and revenue may decrease.

•	If we are not able to respond effectively to changing consumer preferences, our market share, revenue, cash flows, and/or profitability could decrease.

•	The continuing upward trend in the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.

•	Our funeral and cemetery businesses are high fixed-cost businesses.

•	Regulation and compliance could have a material adverse impact on our financial results.

•	Cemetery burial practice claims could have a material adverse impact on our financial results.

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We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.

•	A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.

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Changes in taxation as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.

•	Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.

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Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.

•	Our Canadian business exposes us to operational, economic, and currency risks.

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Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.

•	A failure of a key information technology system or process could disrupt and adversely affect our business.

•	Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.

•	The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission (“SEC”) filings, including our 2018 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America’s leading provider of deathcare products and services. At March 31, 2019, we owned and operated 1,479 funeral service locations and 482 cemeteries (of which 287 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand, which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.